Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271030

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 20, 2023)

Up to $585,989

Society Pass Incorporated

Shares of Common Stock

We have entered into a structured financing agreement (the “Agreement”), dated October 5, 2023, with Strattners FZCO (“Strattners”), relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus.

This prospectus supplement relates to the offer and sale of: (i) up to $585,989 of shares of our common stock, which we refer to as Advance Notice Shares, that we may elect, in our sole discretion, to issue and sell to Strattners, from time to time pursuant to the Agreement; and (ii) 500,000 (pre-reverse split) or 33,333 (post-reverse split) shares of our common stock, which we refer to as Commitment Shares, that we issued to Strattners as initial consideration for the placement and sale of our common stock under this prospectus supplement. The purchase price for the Advance Notice Shares will be based on 96% of the lowest daily volume-weighted average price of our common stock during a valuation period, which is three trading days after we have delivered the purchase notice to Strattners. Please see the section entitled “The Strattners Transaction” beginning on page S-9 for more details on how the price for sales of the Advance Notice Shares will be determined.

Our shares of common stock are currently traded on the NASDAQ Capital Market under the symbol “SOPA.” On May 22, 2024, the closing sale price of our shares of common stock was $1.84 per share.

The aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $5.23 million based on 2,639,948 outstanding shares of common stock, of which 1,968,785 shares are held by non-affiliates, and per share price of $2.655, which was the last reported price on the NASDAQ Capital Market of our common stock on April 4, 2024. We have sold $879,385 of securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement and we may sell up to approximately $585,989 of securities hereunder.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “SOPA.” The closing price of our common stock on May 22, 2024 was approximately $1.84 per share.

In addition, and resulting from the terms of the Purchase Agreement, Strattners is deemed as an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 24, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement (File No. 333-271030) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Sales Agent are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement, the accompanying prospectus and the information incorporated herein and thereby by reference may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement or the accompanying prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement, and the other information in this prospectus supplement, the accompanying prospectus and our Quarter Report on Form 10-Q for the quarter ended March 31, 2024.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by U.S. federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless the context otherwise requires, “our Company,” “the Company,” “the Registrant,” “we,” “us,” “our” and similar terms refer to Society Pass Incorporated.

Business Overview

We are, through the operation and acquisition of fintech and e-commerce platforms and mobile applications through our direct and indirect wholly or majority-owned subsidiaries, building the next generation digital ecosystem and loyalty platform in the Southeast Asian (“SEA”) countries of Singapore, Vietnam, Indonesia, Philippines and Thailand.

We currently market to both consumers and merchants in SEA while maintaining an administrative headquarters in Singapore and a software development center in Philippines. We continue to expand our fintech and e-commerce ecosystem throughout the rest of SEA by making selective acquisitions of leading e-commerce companies and applications and through strategic partnerships with technology providers in SEA. Material acquisitions to date include:

●	In February 2021, we acquired an online lifestyle platform of Leflair branded assets (the “Leflair Assets”).

●	In February 2022, we acquired New Retail Experience Incorporated (“NREI”) and Dream Space Company Limited (“Dream Space”) to operate food delivery companies, Pushkart in the Philippines and Handycart in Vietnam, respectively.

●	In May 2022, we acquired Gorilla Networks Pte Ltd and subsidiaries in May 2022 to operate a mobile telecommunications company in Singapore.

●	In July 2022, through our wholly owned subsidiary, Thoughtful Media Group Incorporated (“TMG”), a Nevada corporation, we acquired a digital marketing company with significant operations in Thailand and the United States.

●	In July 2022, through our wholly owned subsidiary, NREI, we acquired the assets of Mangan PH Food Delivery Services Corp., a corporation registered in Philippines, (the “Mangan Assets”).

●	In August 2022, we acquired majority control of Singapore-incorporated Nusatrip International Pte Ltd and 100% of the outstanding shares of Indonesia-incorporated PT Tunas Sukses Mandiri, together the “Nusatrip Group”, that give us ownership and operational control of the online and offline Nusatrip travel services marketing platform.

●	In January 2023, through our wholly owned subsidiary Thoughtful Media Group Inc and Adactive Media CA Inc acquired 100% of outstanding capital stock of PT Thoughtful Media Group Indonesia (Formerly known as PT Wahana Cerita Indonesia), an Indonesia-based company operating digital marketing and event organizing.

●	In April 2023, through our 99% owned subsidiary Nusatrip International Pte. Ltd. acquired 100% of the outstanding capital stock of Mekong Leisure Travel Company Limited (changed business nature from Join Stock Company), a Vietnam-based travel agency.

●	In July 2023, through our 99% owned subsidiary Mekong Leisure Travel Company Limited acquired 100% of the outstanding capital stock of Vietnam International Travel and Service Joint Stock Company, a Vietnam-based travel agency.

We operate certain verticals in SEA: loyalty, lifestyle, telecommunications, digital media, and travel as we try to create the next generation digital ecosystem and loyalty platform. We scaled back our operations in the food and beverage delivery market in 2023.

Loyalty

The Group spent over three years building a cutting edge, proprietary IT architecture to effectively scale and support our ecosystem’s companies, consumers and merchants (the “Platform”). Using our Society Pass loyalty platform, consumers may earn, and merchants may issue, loyalty points or “Society Points” across our subsidiaries. The Company aggregates data generated across various touch points, builds a realistic view of consumer behavior and uses this data to increase sales across our ecosystem by: cross-pollinating acquired companies with other existing verticals, customer re-targeting, offline and online behavior prediction and cross promotions and loyalty points. The Company ecosystem becomes a key enabler for our users by converting this aggregation of data into creation of loyalty for our ecosystem companies to generate revenue:

●	More revenue generation for merchants leads to creation of customer loyalty;

●	More customer loyalty creation leads to more consumers for merchants;

●	More consumers for merchants lead to greater revenues for merchants, which results in

●	Virtuous cycle of revenue generation and loyalty creation.

Lifestyle

The Group operates an online lifestyle business in Vietnam to enable the consumers to purchase high-end brands of all categories under its own brand name of “Leflair”. Consumers search or review their favorite brands among hundreds of choices in Apparel, Bags & Shoes, Accessories, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories. The platform also allows consumers to order from hundreds of vendor choices with personalized promotions based on purchase history and location. The platform has also partnered up with a Vietnam-based delivery company, Amilo, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers can place orders for delivery or collect at the Company’s logistics center.

Telecommunications

The Company also has online telecommunication reseller platform operating under brand name of “Gorilla” to enable the consumers to subscribe local mobile data and overseas internet data in different subscription package. Established in Singapore in 2019, Gorilla utilizes Web3 technology to operate a MVNO for its users in Southeast Asia. With network coverage to over 160 countries, Gorilla offers a full suite of mobile communication services such as local calls, international roaming, data, and SMS texting. More importantly, Gorilla enables its customers to convert unused mobile data into digital assets or Gorilla GO Tokens through its innovative proprietary blockchain-based SwitchBack feature. Gorilla GO Tokens in turn can be redeemed for eVouchers, to offset future bills, or be redeemed for other value-added services. During the financial period ended March 31, 2024, local mobile data service was ceased operation due to business restructuring to refocus in overseas internet data.

Digital Marketing

The acquisition of a digital media platform, TMG, amplifies the reach and engagement of the Company’s e-commerce ecosystem and retail partners. Originally founded in 2010, TMG today creates and distributes digital advertising campaigns across its multi-channel network in both SEA and the US. With its intimate knowledge of local markets, digital marketing technology tools and social commerce business focus, advertisers leverage TMG’s wide influencer network throughout SEA to market and sell advertising inventory exclusively with specific placement and effect.

As a result, Thoughtful Media’s content creator partners earn a larger share of advertising revenues from international consumer brands. Thoughtful Media’s data-rich multi-channel network has uploaded over 675,000 videos with over 80 billion video views. The current network of 263 YouTube channels has onboarded over 85 million subscribers with an average monthly viewership of over 600 million views.

Travel

The Company purchased the Nusatrip Group, a leading Jakarta-based Online Travel Agency (“OTA”) in Indonesia and across SEA. The Nusatrip acquisition extended SoPa’s business reach into SEA regional travel industry and marked the Company’s first foray into Indonesia. Established in 2013 as the first Indonesian OTA accredited by the International Air Transport Association, Nusatrip pioneered offering a comprehensive range of airlines and hotels to Indonesian corporate and retail customers. With its first mover advantage, Nusatrip has onboarded over 1.2 million registered users, over 500 airlines and over 200,000 hotels around the world as well as connected with over 80 million unique visitors. During the year 2023, NusaTrip Group also acquired two Vietnam based companies having branding name of “VLeisure” and “VIT” selling air ticket, hotel reservation and providing hotel management software to local market.

Our loyalty-focused and data-driven e-commerce marketing platform interfaces connect consumers with merchants in the lifestyle sectors, assisting local brick-and-mortar businesses to access new customers and markets to thrive in an increasingly convenience-driven economy. Our Platform integrates with both global and country-specific search engines and applications and accepts international address and phone number data, providing a consumer experience that respects local languages, address formats and customs. Our Strategic Partners (as defined below) work with us to penetrate local markets, while our Platform allows effortless integration with existing technological applications and websites.

Corporate Structure

Society Pass Incorporated (formerly named Food Society, Inc.) is a Nevada corporation that was incorporated on June 22, 2018. We operate through our subsidiaries. Our material operating subsidiaries include:

Nextgen Retail Incorporated (Formerly known as Leflair Incorporated), a Nevada corporation owned by the Company which was formed on December 1, 2021. Nextgen Retail Incorporated owns 100% of SOPA Technology Co Ltd, a company limited by shares incorporated under the laws of Vietnam on October 1, 2019. SOPA Technology Co Ltd operates the Leflair platform.

Nusatrip Incorporated, a Nevada corporation, owns 99% of Nusatrip International Pte Ltd, a Singapore subsidiary, with five wholly owned subsidiaries including Nusatrip Singapore Pte Ltd, a Singapore corporation, Nusatrip Malaysia Sdn Bhd, a Malaysia corporation, PT Tunas Sukses Mandiri, a Indonesia corporation, Mekong Leisure Travel Company Limited and Vietnam International Travel and Service Company Limited, a Vietnam corporations. These companies are engaged in online travel ticketing, reservation and hotel system services.

Thoughtful Media Group Incorporated, a Nevada corporation, which owns digital marketing companies with significant operations in Thailand and other countries in SEA. Thoughtful Media Group Incorporated operates through AdActive Media CA Inc., a California corporation, and Thoughtful (Thailand) Co. Ltd, a Thailand corporation owned 99.75% by the Company, Thoughtful Media Group Company Limited (Formerly known as Hottab Asset Company Limited), a Vietnam corporation, Thoughtful Media (Philippines) Incorporated (Formerly known as SOPA (Phil) Incorporated), a Philippines corporation, PT Thoughtful Media Group Indonesia (Formerly known as PT Wahana Cerita Indonesia), an Indonesia corporation, Thoughtful Media (Singapore) Pte. Ltd. (Formerly known as Hottab Pte Ltd), a Singapore corporation and Thoughtful Media (Malaysia) Sdn Bhd, a Malaysia corporation.

Gorilla Networks Pte Ltd, a wholly owned Singapore corporation that owns several subsidiaries, including Gorilla Mobile Singapore Pte. Ltd.

New Retail Experience Incorporated, a wholly owned subsidiary in the Philippines, which formerly operated Pushkart and another food delivery platform through Mangan PH Food Delivery Services Corp., a wholly-owned subsidiary in the Philippines.

Our Market Opportunity

We expect that continued strong economic expansion, robust population growth, rising level of urbanization, the emergence of the middle class and the increasing rate of adoption of mobile technology provide market opportunities for our Company in SEA. As of 2023, SEA gross domestic product (“GDP”) totaled $3.9 trillion. In comparison, the respective GDP for both the European Union (“EU”) and the United States (“US”) totaled $25.4 trillion and $27.0 trillion in 2023. SEA has experienced rapid economic growth rates in recent years, far exceeding growth in major world economies such as Japan, the EU and the US. According to the International Monetary Fund (“IMF”) since 2010, SEA has averaged 7.0% GDP growth, compared to -2.0% for Japan, 2.1% for the EU and 6.1% for the US.

SEA continues to enjoy robust population growth. The United Nations Population Division estimates that the population of the SEA countries in 2000 was approximately 525 million people growing to 693 million in 2024.

The Internet economy continues to boom in SEA. According to Google Temasek e-Conomy SEA 2020 Report, Internet usage in the region increased with 40 million new users added in 2020 for a total of 400 million compared to 360 million in 2019. Seventy percent of SEA’s population is now online, compared to approximately twenty percent in 2009. In addition, SEA mobile Internet penetration now reaches more than 67%. E-commerce, online media and usage surged with the total value of goods and services sold via the Internet, or gross merchandise value (“GMV”), in SEA, expected to reach more than $100 billion by year end 2020 according to Google, Temasek, Bain SEA Report 2020. In fact, the SEA Internet sector GMV is forecast to grow to over $300 billion by 2025.

We believe that these ongoing positive economic and demographic trends in SEA propelled demand for our Platform.

We incurred net losses of $18,098,918 and $34,015,022 in fiscal years ended December 31, 2023 and 2022, respectively.

Our Growth Strategy

Acquiring other e-Commerce companies and applications in SEA

To complement our organic growth strategy, we will continue to opportunistically acquire regional e-commerce companies and applications to drive revenues and increase the number of registered consumers and merchants in our SoPa ecosystem throughout SEA with particular focuses on Vietnam, Philippines and Indonesia. Our anticipated investments and acquisitions of other e-commerce platforms and applications in different verticals are expected to expand our service offerings and attract new consumers and merchants.

Launching our Loyalty System

In 2024, we intend to market our unique merchant agnostic and universal Society Points to generate additional revenues for merchants and create permanent customer loyalty in SEA. For consumers, Society Points will offer them both a cashless payment option and the ability to spend bonus points accumulated from one consumer vertical such as lifestyle to a separate one such as travel.

Entering into Strategic Partnerships

In 2022, the Company entered into agreements to expand its e-commerce business. Strategic partnerships are vital to the strategy and operations of Society Pass ecosystem as they enable our Platform to offer more value-added services to both our consumers and merchants. We are constructing a regional loyalty alliance comprising of synergistic merchant partners. Through our partnerships, we gain access to our partners’ clients and users at minimal cost where possible and to proliferate the usage of Society Points (when available). From our partnerships, we also enhance our offerings like reliable delivery services through our relationships with delivery service providers and vendor financing options through our partnerships with financial institutions. Our marketing approach to engage strategic partners focuses on the benefits of joining our Loyalty Alliance, stressing the ability to access a larger pool of consumers and clients while reducing marketing expenses via joint marketing efforts like press interviews, brochures and co-branding initiatives with merchants.

Maximizing the value of consumer transactions

Growing our consumer base, converting registered consumers into active ones, increasing transaction frequency, and maximizing basket sizes are key growth drivers for our verticals. We are growing our base of registered consumers through a multi-pronged marketing approach across social media, emails, SMS, QR codes, tailored promotional campaigns and public relations engagement. We believe that by serving consumers in all aspects of their daily lives, we create more opportunities to cross-sell and thus maximize our consumer wallet share.

Expanding service offerings to merchants

Merchants are a critical component of our business, thus growing our registered merchant base and serving them with desirable technology and marketing solutions to improve sales, cut costs, and realize operational efficiencies. We onboard merchants through marketing outreach tools such as our websites, public relations, social media and focused sales efforts. In our marketing messages, we attract merchants to our ecosystem by offering them access to our growing consumer base as well as numerous opportunities to optimize their sales, including enhanced customer loyalty through the continuus improvement of our Society Points in 2024.

Corporate Information

Our principal executive offices are located at 701 S. Carson Street, Suite 200, Carson City, NV 89701.

Our corporate website address is www.thesocietypass.com. The website for our loyalty marketplace is www.sopa.asia. We also maintain a number of other websites including:

a)	https://leflair.com/en/

b)	https://handycart.vn/home, https://pushkart.ph/, and https://mangan.ph/

c)	https://gorilla.global/

d)	https://www.thoughtfulmedia.com/th_en/

e)	https://www.nusatrip.com/en

The information included on our websites are not part of this prospectus. We have included our website addresses in this prospectus as an inactive textual reference only and not as an active hyperlink.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2023, the Company received a letter (the “Nasdaq Staff Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last thirty (30) consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until November 21, 2023, to regain compliance. The letter states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(a)(2) if at any time before November 21, 2023, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten (10) consecutive business days. The Nasdaq Staff Letter has no immediate effect on the listing or trading of the Company’s common stock. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days to regain compliance and an additional 180 calendar days to regain compliance, or till May 20, 2024. The Company has effectuated a 1-for-15 reverse stock split (the “reverse stock split”) of the shares of the Company’s common stock on May 1, 2024.

The Offering

Issuer:	Society Pass Incorporated

Common stock offered by us pursuant to this prospectus supplement:

Shares of our common stock having an aggregate offering price of up to $585,989 that we may sell to Strattners from time to time at our sole discretion of the commitment term as set forth in the Agreement, plus 500,000 Commitment Shares.

Shares of common stock outstanding before this offering:	2,639,948

Shares of common stock to be outstanding immediately after this offering (1):	The actual number of shares to be issued will vary depending on the sales prices under this offering, but will not be greater than $585,989, which number includes the 500,000 (pre-reverse split) or 33,333 (post-reverse split) Commitment Shares and up to 390,168 additional Advance Notice Shares, assuming an aggregate of 318,472 shares of our common stock are sold at a price of $1.84 per share, approximating the last reported sale price of our common stock on the Nasdaq Capital Market on May 22, 2024.

Use of proceeds:	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol:	SOPA

RISK FACTORS

An investment in our securities involves a high degree of risk.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement and accompanying prospectus in their entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus.  The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Associated with this Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for acquisitions, for working capital and general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, causing the price of our common stock to decline.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 318,472 shares of our common stock are sold at a price of $1.84 per share, approximating the last reported sale price of our common stock on the Nasdaq Capital Market on May 22, 2024, for aggregate gross proceeds of $585,989, and after deducting commissions and estimated offering expenses payable by us, if you purchase common stock in this offering, you will experience immediate dilution of $0.23 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants, or the conversion of outstanding preferred stock into common stock, will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to at any time throughout the term of the sales agreement. The number of shares that are sold by Strattners after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Strattners. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $585,989 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports.

We intend to use the net proceeds, if any, from this offering for acquisitions, for working capital and general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

Any portion of the $585,989 included in this prospectus supplement not previously sold or included in an active placement notice pursuant to the sales agreement, may be later made available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares have been sold under the sales agreement, the full $585,989 of shares of common stock may be later made available for sale in other offerings pursuant to the accompanying base prospectus.

DILUTION

Our net tangible book value as of March 31, 2024 was approximately $(3,890,060), or $(1.55) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2024. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of our common stock in the aggregate of $585,989 in this offering at an assumed offering price of $1.84 per share, approximately the last reported sale price of our common stock on the Exchange on May 22, 2024, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $(3,336,571), or $(1.18) per share. This represents an immediate increase in net tangible book value of $0.37 per share to existing stockholders and immediate decrease of $0.23 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this accretion on a per share basis:

Assumed public offering price per share	$1.84
Net tangible book value per share of as March 31, 2024	$(1.55)
Increase in net tangible book value per share attributable to this offering	$0.37
As adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering	$(1.18)
Decrease per share to investors purchasing our common stock in this offering	$0.23

The above discussion and table are based on shares of our common stock outstanding as of March 31, 2024, and exclude:

●	None of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2024; and

●	252,929 (pre-reverse split was 3,793,928) shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2024, at a weighted average exercise price of $3.57 per share.

The table above assumes for illustrative purposes that the sale of our common stock in the aggregate of $585,989 in this offering during the term of the Agreement at a price of $1.84 per share, approximating the last reported sale price of our common stock on May 22, 2024, for aggregate gross proceeds of $585,989. The shares subject to the sales agreement with Strattners are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.84 per share shown in the table above, assuming that all of our shares of common stock in the aggregate amount of $585,989 during the term of the sales agreement with STRATTNERS are sold at that price, would increase our adjusted net tangible book value per share after the offering to $(1.22) per share and would create a decrease in the net tangible book value per share to new investors in this offering of $0.33 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants outstanding as of March 31, 2024 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

THE STRATTNERS TRANSACTION

General

On October 5, 2023, we entered into the Agreement with Strattners FZCO (“Strattners”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company shall have the right, but not the obligation, to offer and sell to Strattners up to $40,000,000 shares of common stock, par value $0.0001 per share of the Company, at the Company’s request any time during the commitment period commencing on October 5, 2023 (the “Effective Date”) and terminating on the first day of the month next following the 36-month anniversary of the Effective Date. As consideration for entering into the Purchase Agreement, we agreed to issue 500,000 (pre-reverse split) or 33,333 (post-reverse split) Commitment Shares to Strattners.

We are filing this prospectus supplement with regard to the offering of our common stock consisting of (i) the 500,000 (pre-reverse split) or 33,333 (post-reverse split) Commitment Shares and (ii) additional up to 390,168 Advance Notice Shares, assuming an aggregate of 318,472 shares of our common stock are sold at a price of $1.84 per share, approximating the last reported sale price of our common stock on the Nasdaq Capital Market on May 22, 2024.

Purchase of Shares under the Purchase Agreement

On any trading day selected by us, we have the right, but not the obligation, to present Strattners with a purchase notice, directing Strattners to purchase up to certain amount shares of our common stock. The maximum dollar amounts of common stock to be sold under each purchase notice shall be less than $2.0 million. Notwithstanding the foregoing, Strattners may waive the limit on the purchase notice as described above at any time to purchase additional shares under a purchase notice, subject to the conditions and limitations set forth in the Agreement.

A purchase notice shall be deemed delivered to Strattners on (i) the day it is received by the Investor if such notice is received by email prior on or before 8:30 a.m. Eastern Time (or later if waived by the Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by email after 8:30 a.m. Eastern Time. The deposit shall be completed by the second business day following the Purchase Notice Date. The purchase price of our common stock shall be 96% of the lowest daily VWAP of the common stock during the relevant three consecutive trading days commencing on the delivery date of the advance notice.

The aggregate number of shares that we can sell to Strattners under the Agreement may in no case exceed the Exchange Cap. Strattners has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement, subject to the Investment Limit, as more particularly described below.

There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Agreement. We do not pay any additional amounts to reimburse or otherwise compensate Strattners in connection with the transaction.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION

Strattners as Underwriter

The common stock offered hereunder may be sold or distributed from time to time by Strattners directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Accordingly, with regard to our common stock offered hereunder that is sold or distributed from time to time by Strattners under the Agreement, Strattners is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. In any such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents

●	“at the market” into an existing market for the common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Strattners has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Strattners has informed us that each such broker-dealer will receive commissions from Strattners that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Strattners can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Strattners or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Strattners. We have agreed to indemnify Strattners and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Strattners has represented to us that at no time prior to the Agreement has Strattners or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or which establishes a net short position with respect to our common stock. Strattners agreed that during the term of the Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

Because Strattners is an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We have also advised Strattners that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Information About Strattners

Immediately prior to the date of the Agreement, Strattners did not beneficially own any shares of our common stock.  Strattners is deemed to be beneficial owner of all of the shares of common stock owned by Strattners. Timo Bernd Strattner has shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Agreement. Strattners is not a licensed broker dealer or an affiliate of a licensed broker dealer.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Fennemore.

EXPERTS

Onestop Assurance PAC (“Onestop”) served as the independent registered public accounting firm to audit our books and accounts for the fiscal year ending December 31, 2024 and year ended December 31, 2023.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

●	Our Annual Report on Form 10-K as of and for the year ended December 31, 2023, filed with the SEC on April 15, 2024;

●	Our Quarter Report on Form 10-Q as of and for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	Our Current Reports on Form 8-Ks

(other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed with the SEC on May 1, 2024, and May 16, 2024; and

●	The description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on November 8, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus:

SOCIETY PASS INCORPORATED

701 S. Carson Street, Suite 200

Carson City, Nevada 89701

Telephone: (+65) 6518-9385

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

Prospectus

Society Pass Incorporated

$50,000,000

Common Stock
Preferred Stock
Warrants
Rights
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or rights to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $50,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SOPA”. On April 14, 2023, the last reported sale price of our common stock was $0.9711 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $18.6 million based on 27,082,849 shares of outstanding common stock, of which 11,781,021 shares are held by affiliates, and a per share price of $1.22, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on March 22, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock and preferred stock, various series of warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Company References

In this prospectus “the Company,” “the Group,” “we,” “us,” and “our” refer to Society Pass Incorporated, a Nevada corporation and its direct and indirect subsidiaries, unless the context otherwise requires.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements that are not of historical fact may be deemed to be forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue”, the negative of the terms or other comparable terminology. Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on March 23, 2023, as well as those described in the other documents we file with the SEC. These factors may cause our actual results to differ materially from any forward-looking statements. We disclaim any obligation to publicly update these statements, or disclose any difference between actual results and those reflected in these statements, except as may be required under applicable law.

Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We do not undertake and specifically decline any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

ii

SUMMARY

Overview

We are, through the operation and acquisition of fintech and e-commerce platforms and mobile applications through our direct and indirect wholly or majority-owned subsidiaries, building the next generation digital ecosystem and loyalty platform in the Southeast Asian (“SEA”) countries of Singapore, Vietnam, Indonesia, Philippines and Thailand.

The Company currently markets to both consumers and merchants in SEA while maintaining an administrative headquarters in Singapore and a software development center in Philippines. We continue to expand our fintech and e-commerce ecosystem throughout the rest of SEA by making selective acquisitions of leading e-commerce companies and applications and through strategic partnerships with technology providers in SEA. Material acquisitions to date include:

●	In February 2021, we acquired an online lifestyle platform of Leflair branded assets (the “Leflair Assets”).

●	In February 2022, we acquired New Retail Experience Incorporated (“NREI”) and Dream Space Company Limited (“Dream Space”) to operate food delivery companies, Pushkart in the Philippines and Handycart in Vietnam, respectively.

●	In May 2022, we acquired Gorilla Networks Pte Ltd and Gorilla Mobile Singapore Pte Ltd to operate a mobile telecommunications company in Singapore.

●	In July 2022, through our wholly owned subsidiary, Thoughtful Media Group Incorporated (“TMG”), a Nevada corporation, we acquired a digital marketing company with significant operations in Thailand and the United States.

●	In July 2022, through our wholly owned subsidiary, NREI, we acquired the assets of Mangan PH Food Delivery Services Corp., a corporation registered in Philippines, (the “Mangan Assets”).

●	In August 2022, we acquired majority control of Singapore-incorporated Nusatrip International Pte Ltd and 100% of the outstanding shares of Indonesia-incorporated PT Tunas Sukses Mandiri, together the “Nusatrip Group”, that give us ownership and operational control of the online and offline NusaTrip travel services marketing platform.

●	In December 2022, through our wholly owned subsidiary, Thoughtful Media Group Incorporated (“TMG”), a Nevada corporation, we acquired PT Wahana Cerita Indonesia (a/k/a More Media), an Indonesia-based creative design and branding company.

We operate certain verticals in SEA: loyalty, lifestyle, telecommunications, digital marketing, and travel as we try to create the next generation digital ecosystem and loyalty platform. We scaled back our operations in the food and beverage delivery market in 2024.

Loyalty

The Group spent over two years building a cutting edge, proprietary IT architecture to effectively scale and support our ecosystem’s companies, consumers and merchants (the “Platform”). Using our Society Pass loyalty platform, which we plan to introduce in 2023, consumers may earn, and merchants may issue, loyalty points or “Society Points” across our subsidiaries. The Company aggregates data generated across various touch points, builds a realistic view of consumer behavior and uses this data to increase sales across our ecosystem by: cross-pollinating acquired companies with other existing verticals, customer re-targeting, offline and online behavior prediction and cross promotions and loyalty points. The Company ecosystem becomes a key enabler for our users by converting this aggregation of data into creation of loyalty for our ecosystem companies to generate revenue:

●	More revenue generation for merchants leads to creation of customer loyalty;

●	More customer loyalty creation leads to more consumers for merchants;

●	More consumers for merchants leads to greater revenues for merchants, which results in

●	Virtuous cycle of revenue generation and loyalty creation.

Lifestyle

The Group operates an online lifestyle business in Vietnam to enable the consumers to purchase high-end brands of all categories under its own brand name of “Leflair”. Consumers search or review their favorite brands among hundreds of choices in Apparel, Bags & Shoes, Accessories, Health & Beauty, Home& Lifestyle, International, Women, Men and Kids & Babies categories. The platform also allows consumers to order from hundreds of vendor choices with personalized promotions based on purchase history and location. The platform has also partnered up with a Vietnam-based delivery company, Amilo, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers can place orders for delivery or collect at the Company’s logistics center.

Telecommunications

The Company also has online telecommunication reseller platform operating under brand name of “Gorilla” to enable the consumers to subscribe local mobile data and overseas internet data in different subscription package. Established in Singapore in 2019, Gorilla utilizes Web3 technology to operate a MVNO for its users in Southeast Asia. With network coverage to over 160 countries, Gorilla offers a full suite of mobile communication services such as local calls, international roaming, data, and SMS texting. More importantly, Gorilla enables its customers to convert unused mobile data into digital assets or Gorilla GO Tokens through its innovative proprietary blockchain-based SwitchBack feature. Gorilla GO Tokens in turn can be redeemed for eVouchers, to offset future bills, or be redeemed for other value-added services. During the financial period ended March 31, 2024, local mobile data service was ceased operation due to business restructuring to refocus in overseas internet data.

Digital Marketing

The acquisition of a digital media platform, TMG, amplifies the reach and engagement of the Company’s e-commerce ecosystem and retail partners. Originally founded in 2010, TMG today creates and distributes digital advertising campaigns across its multi-channel network in both SEA and the US. With its intimate knowledge of local markets, digital marketing technology tools and social commerce business focus, advertisers leverage TMG’s wide influencer network throughout SEA to market and sell advertising inventory exclusively with specific placement and effect.

As a result, Thoughtful Media’s content creator partners earn a larger share of advertising revenues from international consumer brands. Thoughtful Media’s data-rich multi-channel network has uploaded over 675,000 videos with over 80 billion video views. The current network of 263 YouTube channels has onboarded over 85 million subscribers with an average monthly viewership of over 600 million views.

Travel

The Company purchased the Nusatrip Group, a leading Jakarta-based Online Travel Agency (“OTA”) in Indonesia and across SEA. The NusaTrip acquisition extended SoPa’s business reach into SEA regional travel industry and marked the Company’s first foray into Indonesia. Established in 2013 as the first Indonesian OTA accredited by the International Air Transport Association, NusaTrip pioneered offering a comprehensive range of airlines and hotels to Indonesian corporate and retail customers. With its first mover advantage, NusaTrip has onboarded over 1.2 million registered users, over 500 airlines and over 200,000 hotels around the world as well as connected with over 80 million unique visitors. During the year 2023, NusaTrip Group also acquired two Vietnam based companies having branding name of “VLeisure” and “VIT” selling air ticket, hotel reservation and providing hotel management software to local market.

Our loyalty-focused and data-driven e-commerce marketing platform interfaces connect consumers with merchants in the lifestyle sectors, assisting local brick-and-mortar businesses to access new customers and markets to thrive in an increasingly convenience-driven economy. Our Platform integrates with both global and country-specific search engines and applications and accepts international address and phone number data, providing a consumer experience that respects local languages, address formats and customs. Our Strategic Partners (as defined below) work with us to penetrate local markets, while our Platform allows effortless integration with existing technological applications and websites.

Global Events

The Russian-Ukraine war, Iran-Pakistan tension and the supply chain disruption have not affected any specific segment of our business.

Software and Development

Our ability to compete depends in large part on our continuous commitment to research and development, our ability to rapidly introduce new features and functionality and our ability to improve proven applications for established markets in which we have competitive advantages. We intend to work closely with our customers to continuously enhance the performance, functionality, usability, reliability and flexibility of our applications.

Our software and development team is responsible for the design enhancements, development, testing and certification of the Application. In addition, we may, in the future, utilize third parties for our automated testing, managed upgrades, software development and other technology services.

Intellectual Property Portfolio

We strive to protect and enhance the proprietary technology and inventions that are commercially important to our business, including seeking, maintaining and defending patent rights. Our policy is to seek to protect our proprietary position through a combination of intellectual property rights, including trademarks, copyrights, trade secret laws and internal procedures. Our commercial success will depend in part on our ability to protect our intellectual property and proprietary technologies.

Corporate Information

Our principal executive offices are located at 701 S. Carson Street, Suite 200, Carson City, NV 89701.

Our corporate website address is www.thesocietypass.com. The website for our loyalty marketplace is www.sopa.asia. We also maintain a number of other websites including:

a)	https://leflair.com/en/

b)	https://handycart.vn/home, https://pushkart.ph/, and https://mangan.ph/

c)	https://gorilla.global/

d)	https://www.thoughtfulmedia.com/th_en/

e)	https://www.nusatrip.com/en

The information included on our websites are not part of this prospectus. We have included our website addresses in this prospectus as an inactive textual reference only and not as an active hyperlink.

The Securities We May Offer

We may offer common stock, preferred stock, warrants, rights and units in one or more offerings and in any combination. These securities may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also add to, supplement, update, clarify or amend information contained in this prospectus.

Common and Preferred Stock

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 100,000,000 shares of capital stock, consisting of 95,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 83,500 shares are designated into six separate series.

Common Stock

We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock. We may issue the warrants by themselves or together with common stock or preferred stock and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is apart from reports we file with the SEC.

Rights

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 100,000,000 shares of capital stock, consisting of 95,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 83,500 shares are designated into six separate series.

As of April 14, 2023, 27,082,849 shares of our common stock were outstanding and there were approximately 100 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not representative of the total number of beneficial owners of our stock.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock Generally

As of April 17, 2023, 3,500 shares of our preferred stock have been designated Series X Super Voting Preferred Stock, all of which are outstanding.

Super Voting Preferred Stock

We have issued 3,300 shares of our Super Voting Preferred Stock to Dennis Nguyen, our founder and Chief Executive Officer and 200 shares of Super Voting Preferred Stock to Raynauld Liang, our Chief Financial Officer. The following is a summary of the material terms of our Super Voting Preferred Stock.

Voting Rights. Each share of our Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

No Dividend Rights. The holders of our Super Voting Preferred Stock are not entitled to any dividend rights.

No Liquidation Rights. The holders of the Super Voting Preferred Stock are not entitled to any liquidation preference.

No Conversion Rights. The shares of our Super Voting Preferred Stock are not convertible into shares of our Common Stock.

No Redemption Rights. The Super Voting Preferred Stock is not subject to redemption right.

Additional Preferred Stock

Our Board has the authority to issue additional preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Issued Warrants

As of April 17, 2023, we have outstanding warrants that were issued to certain former holders of our Series C-1 Preferred Stock that were originally exercisable for additional shares of our Series C-1 Preferred Stock (the Series C-1 Warrants”). All of our Series C-1 Preferred Stock was automatically converted into shares of our common stock at a conversion rate of 300 shares of common stock for every share of Series C-1 Preferred Stock held. As of April 17, 2023 we have outstanding 3,860 Series C-1 Warrants that are now exercisable for 1,158,000 shares of our common stock at an exercise price of $1.40 per share. We also have outstanding 144,445 warrants to purchase our common stock that were issued to the underwriter in connection with the consummation of our initial public offering on November 12, 2021. Such warrants have a 5-year term and are exercisable beginning on May 9, 2022, at an exercise price of $9.90 per share.

Options

On November 16, 2021, the Board of Directors awarded Dennis Nguyen a 10-year option to purchase 1,945,270 shares of our common stock at an exercise price of $6.49 as payment for accrued and unpaid bonuses.

Restricted Shares

Each member of the Board will receive 3,000 shares of common stock for work prior to the IPO. The Board was also granted shares of common stock having a value of $50,000 based on the ending share price on December 31, 2021, that would vest by January 15, 2022.

Pursuant to his employment agreement, Raynauld Liang, our and Chief Financial Officer and Singapore Country General Manager was issued 814,950 shares of our common stock, of which 651,960 shares are subject to a 2-year vesting period.

Equity Incentive Plan.

On September 23, 2021, we adopted the Society Pass Incorporated 2021 Equity Incentive Plan (the “Plan”), which was approved by both our Board of Directors (the “Board”) and our stockholders. Under the Plan, the Company may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards. Awards of up to 3,133,760 shares of common stock to Company employees, officers, directors, consultants, and advisors are available under the Plan. The type of grant, vesting provisions, exercise price, and expiration dates are to be established by the Board at the date of grant. No grants have been made under the Plan.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone No. is (212) 828-8436.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SOPA”.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

●	Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some state securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2022 and the related consolidated statements of operations, cash flows and shareholders’ equity for the year then ended have been audited by OneStop Assurance PAC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2021 and the related consolidated statements of operations, and other comprehensive loss, cash flows and shareholders’ equity for the year then ended have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. The financial statements have been incorporated herein by reference in reliance on the report of each such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You may read and copy the registration statement, as well as our reports, proxy statements, and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.thesocietypass.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

●	Our Annual Report on Form 10-K as of and for the years ended December 31, 2022 and 2021, filed with the SEC on March 23, 2023; and

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 17, 2022, August 17, 2022, and November 14, 2022, respectively;

●	Our Current Reports on Form 8-K (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed with the SEC on February 14, 2022, February 17, 2022, March 2, 2022, April 29, 2022, July 13, 2022, August 19, 2022, September 16, 2022, October 13, 2022; and December 27, 2022.

●	The description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on November 8, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at 65 6518-9382 or by writing to us at the following address:

Society Pass Incorporated

701 S. Carson Street, Suite 200., Carson City, NV 89701

Attn.: Secretary

Society Pass Incorporated

$50,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

PROSPECTUS

April 20, 2023

We have not authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is August 21, 2023